EXHIBIT 10.53

                Stock Subscription and Stockholders' Agreement
                ----------------------------------------------

                  Agreement made as of the 29th day of November, 1999 between Educational Video Conferencing, Inc., a Delaware corporation with offices at 35 East Grassy Sprain Road, Suite 200, Yonkers, NY 10710 ("EVCI"), Visiocom Worldwide, S.A., a Belgian corporation with offices at 13/15 Avenue Charles Madoux, Brussels, Belgium 1160 ("Visio"), the individuals whose names and residence addresses are set forth in Exhibit A hereto (each, an "Investor" and collectively, the "Investors") and Visiocom USA Incorporated, a Delaware corporation that was incorporated on October 1, 1999 (the "Company"). EVCI and Visio are collectively referred to as the "Founders". EVCI, Visio and the Investors are sometimes each referred to as a "Subscriber" or "Stockholder" and collectively referred to as the "Subscribers" or the "Stockholders".

                              W I T N E S S E T H:
                              - - - - - - - - - -

          EVCI delivers accredited college courses and degree programs, and professional development, corporate training and other programs, to corporations, government organizations and others by means of interactive video conferencing systems.

          Visio provides business employees with "one-on-one" training, via the Internet and video conferencing, on how to use business software programs and, using the same teaching methods, Visio also provides business employees with language courses (the "Training Business").

          EVCI and Visio desire to finance, from their own resources and from the resources of the Investors, and operate the Company.

          The Investors desire to participate in the  financing of  the Company.

          The parties desire to formalize their agreement with respect to the initial financing, management and other matters affecting the Company and also with respect to the transfer or other disposition of their shares of the Company.

          NOW, THEREFORE, in consideration of the premises, and the mutual covenants and obligations hereinafter set forth, EVCI, Visio and the Investors agree as follows:

          1. Business and Offices of the Company. (a) The Company will engage in the Training Business in North America, including the co-marketing activities referred to in Section 8.

          (b) The principal office of the Company shall be located in Fairfield County, Connecticut, or Westchester County, New York. The Company shall have such other office or offices as its Board of Directors ("Board") shall determine.

          2. Stock Subscription and Issuance. (a) EVCI and Visio each hereby subscribes for the number of shares of the Company's Series A Preferred Stock, ("Series A Preferred"), the terms of which are set forth in the Certificate of Designations attached hereto as Exhibit B, and common stock, $.0001 par value per share ("Common Stock"), for the aggregate price set forth below:

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                                                  EVCI                  VISIO
                                                 --------              ---------
          No. and aggregate price of shares        10,000                 10,000
          of Series A Preferred                  $250,000               $250,000
          No. and aggregate price of shares       150,000                150,000
          of Common Stock                           $15                      $15


          (b) Each Investor hereby subscribes for the number of shares of Series A Preferred (for a total of 40,000 shares by all the Investors) for the aggregate price ($25 per share) set forth opposite such Investor's name in Exhibit A to this Agreement.

          (c) The certificates for the Series A Preferred and Common Stock subscribed for above shall be issued and delivered promptly after receipt by the Company of full payment of the applicable subscription price, which could be occurring simultaneously with the execution and delivery of this Agreement.

          (d) The form of promissory note referred to in Section 8(e) of Exhibit B hereto is attached hereto as Exhibit B-1.

          3. Subscriber Representations and Warranties.

          Each of the Subscribers severally represents and warrants to the other and the Company:

          (a) The Subscriber understands that none of the shares of Series A Preferred (or underlying Common Stock) or the Common Stock (collectively, the "Securities") has been registered under the Securities Act of 1933, as amended ("Securities Act"), or any state securities laws in reliance on exemptions for private offerings; although federal securities laws will not prevent the resale of the Securities, the Securities cannot be resold or otherwise disposed of unless they are subsequently registered under the Securities Act and applicable state securities laws or an exemption from registration is available, and the certificates representing the Securities will bear a restrictive legend to such effect; there may be no public market for the Securities and there is no assurance one will develop in the future; the Subscriber may have to hold the Securities indefinitely and it may not be possible for the Subscriber to liquidate the Subscriber's investment in the Company; and the Subscriber should not purchase the Securities unless the Subscriber can afford a complete loss of the Subscriber's investment and can bear the burden of owning the Securities for an indefinite period of time.

          (b) The Subscriber is subscribing for the Securities solely for the Subscriber's own account for investment and not with a view to or for the resale, assignment, distribution, subdivision or fractionalization thereof. No other person has a direct or indirect beneficial interest in the Securities.

          (c) The Subscriber understands that the purchase of the Securities is a speculative investment which involves a high degree of risk of loss.

          (d) The Subscriber is an "accredited investor" as that term is defined under Rule 501(a) of Regulation D promulgated under the Securities Act because the Subscriber:

               (i) is a natural person whose individual net worth, or joint net worth with the Subscriber's spouse, exceeds $1,000,000; or

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               (ii) is a natural  person  who had  individual  income  exceeding
$200,000 in each of the two most recent calendar years or joint income with the Subscriber's spouse exceeding $300,000 in each of those years and the Subscriber has a reasonable expectation of reaching the same level of income in the current year; or

               (iii) is a corporation, Massachusetts or similar business trust or a partnership, limited liability company or similar entity not formed for the specific purpose of acquiring the Securities, with total assets exceeding $5,000,000; or

               (iv) is an entity in which all of the equity owners are accredited investors; or

               (v) is an accredited investor for another reason that has been disclosed to the Company in writing.

          (e) The Subscriber, alone, or together with the Subscriber's purchaser representative, if any, has such knowledge and experience in financial matters, including investments in securities that are restricted as to their transferability, that, the Subscriber is capable of evaluating the risks and merits of an investment in the Securities and of making an informed investment decision.

          (f) The address set forth above or in Exhibit A hereto is the Subscriber's correct home address or, if the Subscriber is other than an individual, the correct address of the Subscriber's principal office, and the Subscriber has no present intention of changing such address.

          (g) If a corporation, partnership or other entity, the Subscriber is duly authorized to purchase and hold the Securities.

          (h) All documents, records and other materials pertaining to an investment in the Company which were requested by the Subscriber have been made available or delivered to the Subscriber.

          (i) The Subscriber has read and understands Exhibit C hereto regarding the disqualifications under the Connecticut "blue sky" law and has no knowledge of any disqualification, after giving effect to the transactions contemplated by this Agreement, with respect to the Company or any of the Company's directors, officers, beneficial owners of 10 percent or more of any class of the Company's equity securities, or any promoters (including the Founders) connected with the Company in any capacity.

          4. The Company's Representations and Warranties. The Company hereby represents and warrants to the Subscribers as follows:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to conduct the business which it proposes to conduct. A conformed copy of the Company's certificate of incorporation, prior to filing the Certificate of Designations, is attached as Exhibit D-1 hereto and a copy of the Company's bylaws is attached as Exhibit D-2 hereto.

          (b) All corporate action required to authorize the execution, delivery and performance of this Agreement has been duly taken.

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          (c) The  Securities  have been duly and validly  authorized  and, when issued, paid for and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable. After giving effect to the issuance of the Securities, (i) the Company's outstanding capital stock will consist of 60,000 shares of Series A Preferred and 300,000 shares of Common Stock, (ii) the Company will not have any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities except as provided in the Certificate of Designation, (iii) except for 300,000 shares of Common Stock reserved for issuance upon conversion of the Series A Preferred and 66,668 shares of Common Stock reserved for issuance upon the exercise of options granted to Timothy Gilbert and Patrick Dessein (to each purchase 33,334 shares), the Company will not have any shares of its capital stock reserved for issuance, and (iv) except for the Series A Preferred and the joint venture contemplated by this Agreement, there will be no outstanding subscriptions, options, warrants, rights, calls or convertible securities, stock appreciation rights (phantom or otherwise), joint venture, partnership or other commitments of any nature relating to shares of the capital stock of the Company. As of the date hereof, the Company has no liability or indebtedness for dividends or other distributions declared or accumulated but unpaid with respect to any shares of stock.

          (d) This Agreement is a legal, valid and binding agreement of the Company enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally or by equitable principles.

          5. Board; Committees; Officers. (a) The Board shall consist of nine members. Of the nine directors, three shall be designated by EVCI, three shall be designated by Visio and three shall be designated by the Investors. Each of the Stockholders agrees to vote its shares of the Company to elect the designees of the other; provided, however, that each Stockholder shall have a right to approve the designees of the other Stockholders, which approval shall not be unreasonably withheld or delayed. In the event a vacancy occurs on the Board by reason of resignation, death, disability, or any other reason, the Stockholder(s) who designated the director who has vacated his or her position shall likewise be entitled to designate his or her replacement, and the Stockholders shall vote as stockholders, or cause their designees on the Board to vote as directors, to so fill any such vacancy as promptly as possible.

            (b) The Board shall hold at least one meeting per calendar quarter. The presence of five directors shall be necessary to constitute a quorum of the Board for the transaction of business. Except as provided below in this Section 5(b), the affirmative vote of five directors shall likewise be necessary for the passage of any resolution or the taking of any action at meetings of the Board. The bylaws of the Company shall provide that the following matters shall require the affirmative vote of at least seven members of the Board:

               (i) The merger, reorganization, consolidation, sale or other disposition of substantially all the assets or dissolution and liquidation of the Company.

               (ii) The amendment of the certificate of incorporation or bylaws of the Company.

               (iii) Subject to Section 5(c), the election of officers of the Company and the assignment of authority and duties to any officer who is required to act solely in accordance with the authority and duties, if any, assigned to such officer from time to time by the Board.

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               (iv) The approval,  or modification by more than $25,000,  of any
Budget (defined in Section 6(b)).

               (v) The incurrence or assumption by the Company of any liability for money borrowed, or the guarantee by the Company of any obligation of any person, firm or corporation, in each case in excess of the greater of $25,000 or an amount designated for such purpose in the current Budget.

               (vi) The establishment and maintenance of bank accounts and the designation of authorized signatories on such accounts otherwise than in accordance with Section 9(b) or in the event the Finance Committee of the Board is unwilling or unable to act with respect thereto.

               (vii) Any loan made by the Company.

               (viii) The issuance or repurchase of any shares of any class of the Company.

               (ix) The establishment, modification or termination or any employee stock grant or option agreement or plan or any other benefit, pension, profit sharing, fringe benefit or similar plan.

               (x) The declaration of any dividend in any form.

               (xi) The approval of any employment arrangement with any employee providing for compensation, including fringe benefits, in excess of $50,000 per annum; provided, however, such approval shall not be required if the compensation level and the position the employee is being hired to fill has been included in a Budget approved pursuant to Section 5(b)(iv).

               (xii) The institution, or consenting to the institution, of any bankruptcy, insolvency, reorganization, readjustment of debt or similar proceeding relating to the Company under the law of any jurisdiction; an assignment for the benefit of creditors; or an application for or consenting to the appointment of any receiver, trustee or similar officer for any or all of the property of the Company.

               (xiii) Any material change in the principal business of the Company or the establishment of a new line of business or class of product or service.

               (xiv) The entering into of any transaction with a Stockholder or any of a Stockholder's affiliates.

               (xv) The designation or change of any committee of the Board.

               (xvi) The engagement or discharge of legal counsel or independent auditors.

               (xvii) The dissolution and liquidation of the Company.

               (xviii) As required by Section 12(a).

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

               (xix)  Any  Board  determination  or  selection   (including  the
selection of an independent appraiser) required pursuant to the terms of the Series A Preferred set forth in the Company's certificate of incorporation.

               (xx) The discharge of any officer of the Company whose employment was approved pursuant to Section 5(b)(xi).

          (c) The officers of the Company shall be as set forth in the Company's bylaws. The Chairman of the Board and the Chief Executive Officer of the Company shall be designated by EVCI and the Vice Chairman of the Board and Chief Operating Officer of the Company shall be designated by Visio. Initially, the Chairman of the Board shall be Dr. Arol I. Buntzman, the Vice Chairman of the
Board shall be Patrick Lang, the Chief Executive Officer shall be Timothy Gilbert and the Chief Operating Officer shall be Patrick Dessein. The Board shall elect such officers to serve in accordance with the Company's bylaws. In addition to presiding at meetings of stockholders or the Board in the absence of the Chairman of Board, the authority and duties of the Vice Chairman of the Board shall be limited to the specific authority and duties, if any, assigned to him or her by the Board in accordance with Section 5(b)(iii). The Stockholders shall each cause their respective designees on the Board to vote for the election of persons so designated as officers pursuant to this Section 5(c); provided, however, that any person designated by a Stockholder who is not named above shall be approved by the other Stockholders, which approval shall not be unreasonably withheld or delayed.

          6. Financial Statements; Budgets; Finance Committee. (a) In order to keep the Board currently apprised of the financial condition and results of operations of the Company, there shall be delivered to each Board member (i) until the Company has audited financial statements showing at least one year of net income, monthly financial statements containing a balance sheet, statement of operations and statement of cash flows which shall be unaudited but shall be prepared in accordance with generally accepted accounting principles followed in the United States ("GAAP") and delivered to Board members within 10 business days after the end of the month to which they relate, (ii) thereafter, quarterly financial statements which containing a balance sheet, statement of operations and statement of cash flows which shall be unaudited but shall be prepared in accordance with GAAP and delivered to Board members within 45 days after the end of the calendar quarter to which they relate. Each quarterly financial statement shall also include a statement of operations for the year to date. In addition to the monthly and quarterly financial statements provided for above, the Board shall retain independent auditors (initially authorized at the Board's first meeting following the date of this Agreement), to audit the annual financial statements of the Company and to prepare and deliver to the Board, within 90 days after the end of each fiscal year of the Company, their formal report and opinion with respect thereto.

          (b) There shall be delivered to the Board for its review and approval, at least 45 days prior to the end of each fiscal year of the Company, a budget and business plan for the next succeeding year (collectively, the "Budget"). The Budget shall also set forth in reasonable detail, on a monthly basis, the expected results of operations of the Company for the succeeding year.

          (c) The Board of Directors shall designate a Finance Committee consisting of three members of the Board. Each of EVCI, Visio and the Investors shall have the right to designate one member of the Finance Committee from among the members of the Board. The Stockholders shall cause their designees on the Board to vote as directors to appoint EVCI's, Visio's and the

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Investors'  designees and their successors as members of the Finance  Committee.
The Finance Committee's duties and authority shall include the requirement that it authorize, in advance, any single or related expenditures (including under an agreement requiring periodic payments) of from $5,000 to $25,000, which has or have not been included in a Budget that has been authorized by the Board pursuant to Section 5(b)(iv).

          7. Visio Royalty. Visio shall be entitled to receive royalties from the Company in accordance with the provisions, that are consistent with the Term Sheet dated October 19, 1999, of an agreement to be authorized by the affirmative vote of at least seven members of the Board at its first meeting.

          8. Co-Marketing Agreement. EVCI and VUSA shall provide co-marketing services and receive compensation therefor in accordance with the provisions, that are consistent with the Term Sheet dated October 19, 1999, of an agreement to be authorized by the affirmative vote of at least seven members of the Board at its first meeting.

          9. Books and Records; Bank Accounts.(a) All books and records of the Company shall be reasonably available for inspection at the offices of the Company during normal business hours by the Stockholders or their representatives. The Company shall maintain its books in accordance with GAAP.

          (b) The Company shall maintain three bank accounts at a bank selected by the Finance Committee that is proximate to the Company's principal offices. One account shall be designated "Operating Account" and shall contain enough funds to permit the Company to operate for one calendar quarter under the current Budget. The second account shall be designated "Payroll Account" and shall be funded from the Operating Account as required to pay payroll. The third account shall be designated "Treasury Account" and shall contain the balance of the Company's cash resources except to the extent such funds are invested in short-term, interest-bearing, investment grade obligations. The signatories on the Operating and Payroll Accounts shall be the Company's Chief Executive and Chief Operating Officers and the signatories on the Treasury Account shall be the Company's Chief Financial Officer and two members of the Finance Committee.

          10. Restrictions on Transferability of Stock. (a) None of the shares of the Company owned by the Stockholders shall be sold, assigned, donated, mortgaged, pledged, hypothecated or in any other way disposed of or encumbered by a Stockholder (each a "Transfer") without the prior written consent of the other Stockholders, except as provided in this Agreement and the Company's Certificate of Incorporation, as amended.

          (b) Subject to the remaining provisions of this Section 10, the restrictions on Transfer of Section 10(a) shall not apply to (A) any Transfer among Stockholders or by a Stockholder to a Related Transferee (defined below) of another Stockholder, or (B) any Transfer by a Stockholder who is an
individual (an "Individual Stockholder"): (i) to or among such Individual Stockholder's spouse, children, grandchildren or other living descendants, or to a trust or family partnership of which there are no principal (i.e., corpus)
beneficiaries  or  partners  other  than  the  grantor  or one or  more  of such
Individual Stockholder, spouse, children, grandchildren or other living descendants and, provided, in the case of a trust, that the existing beneficiaries and/or trustee(s) and/or grantor(s) of such trust have the power to act with respect to the trust's assets without court approval and, in the case of a family partnership, that the partners thereof have the power to act with respect to the partnership's assets without court approval and the partnership is not permitted to (x)

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distribute assets to persons who are not among the relatives listed above or (y)
have partners who are not among the relatives listed above and (ii) to a legal representative of such Individual Stockholder in the event such Individual Stockholder becomes mentally incompetent or to such Individual Stockholder becomes mentally incompetent or to such Individual Stockholder's personal representative following the death of such Individual Stockholder, or (C) any Transfer by any Stockholder that is an entity to its members, managers, officers, directors, stockholders or employers or to an affiliate of such Stockholder. An "affiliate" of a Stockholder is a person or entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Stockholder. Transferees to whom Transfers are permitted pursuant to this Section 10(b) are referred to herein as "Related Transferees". References in this Agreement to a Founder or the Investors shall be deemed to include their Related Transferees.

          (c) No Transfer to a Related Transferee or pursuant to Section 11(d) shall be effective unless the transferee shall execute and deliver to the Company an appropriate document in form and substance satisfactory to the Company in its reasonable judgment, confirming that the transferee takes such shares subject to all the provisions of this Agreement to the same extent as its transferor was bound by and entitled to the benefits of such provisions.

          (d) In connection with an initial public offering of the Company's equity securities ("IPO"), each Stockholder agrees to be subject to a lockup for such period of time recommended by the underwriters, as the Board shall approve. During such period, each Stockholder agrees not to Transfer any shares of the Company without the prior written consent of the underwriter(s). This provision is self-operating but each Stockholder agrees to execute and deliver a lockup agreement in such form requested by the underwriter(s).

          (e) In addition to the restrictive legend referred to in Section 3(a), all certificates representing shares of the Company owned by the Stockholders shall be inscribed with the following legend:

            "Sale, assignment, pledge, encumbrance or other disposition of any of the shares represented by this Certificate is also limited and restricted in accordance with the terms of a Subscription and Stockholders' Agreement dated as of November 29, 1999, among Educational Video Conferencing, Inc., Visiocom Worldwide S.A. and other stockholders of the Company, a copy of which is on file at the principal office of the Company."


          11. Rights of First Refusal and Tag-Along Option. (a) If, at any time after the second anniversary of the date of this Agreement, a Stockholder receives an irrevocable and unconditional bona fide written offer (the "Bona Fide Offer") from a financially responsible unaffiliated person (the "Bona Fide Offeror") to purchase all or a portion of such Stockholder's shares of the Company (the "Offered Shares"), then such Stockholder (the "Selling Stockholder") shall give written notice thereof (the "Offering Notice") to the other Stockholders (the "Remaining Stockholders"). The Offering Notice shall be accompanied by a copy of the Bona Fide Offer, shall set forth the name and address of the Bona Fide Offeror and shall offer to sell all such Offered Shares to the Remaining Stockholders at the same price and on the same terms per share set forth in the Bona Fide Offer. Any such Bona Fide Offer must also apply to the purchase of not less than all of the Remaining Stockholder's shares of the Company, if any, which become included in the "Offered

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Shares" under Section  11(c),  at the same price and on the same terms per share set forth in the Offering Notice.

          (b) Each Remaining Stockholder shall have the right to purchase all or any portion of its pro rata portion of the Offered Shares (determined according to ownership of the Company's shares assuming conversion of the Series A Preferred into Common Stock) by giving written notice of exercise to the Selling Stockholder by the 30th day following the date the Offering Notice is given. However, nothing contained herein shall prohibit the Remaining Stockholders from agreeing among themselves or with the Bona Fide Offeror as to the number of Offered Shares to be purchased by each of them.

          (c) A Remaining Stockholder shall have the right to have a proportion of its shares of the Company (determined according to ownership of the Company's shares assuming conversion of the Series A Preferred into Common Stock) included in the Offered Shares for sale to the Bona Fide Offeror at the same price and on the same terms per share set forth in the Offering Notice by giving written notice of exercise of such right by the 30th day following the date the Offering Notice is given.

            (d) In the event the Remaining Stockholders have not duly exercised their rights to purchase a portion of the Offered Shares, the Selling
Stockholder shall be free to sell such portion of the Offered Shares for a period of 40 days after the expiration of the period for such exercise but only to the Bona Fide Offeror in accordance with the terms described in the Offering Notice; provided that, in the event any Remaining Stockholder has not elected to have all of its shares included in the Offered Shares and, subject to Section 16, as a condition of such sale, the Bona Fide Offeror shall agree that the Offered Shares shall continue to be subject to the terms of this Agreement following their transfer to the Bona Fide Offeror by executing and delivering such instruments and documents as counsel for the Company shall deem necessary and appropriate in order to make the Bona Fide Offeror a party to this Agreement, for all purposes, in lieu of the Selling Stockholder. In addition, the certificate representing such shares shall be inscribed with the legend referred to in Section 10.

            (e) The Offered Shares (including any Shares which become part of the Offered Shares under Section 11(c)), if any, to be purchased by the Remaining Stockholders or the Bona Fide Offeror shall be sold at a closing that takes place at the offices of the attorneys for the Company within 10 business days after the 30th day referred to above in Section 11(b). The purchaser shall not receive valid title to any of such shares until all of them are purchased in accordance with the terms of the Offering Notice. The purchase price for the Offered Shares shall be paid against receipt of the certificate(s) representing the Offered Shares being purchased endorsed in blank or accompanied by stock powers endorsed in blank, in either case with signature guaranteed, together with such other documents as counsel for the Company shall deem necessary to permit the transfer of such shares.

          12. Drag-Along Right. (a) If either of the Founders or any of the Investors (the "Proposing Stockholder(s)") propose(s) to make a bona fide sale of all of their shares of the Company held by the Proposing Stockholder(s) to a non-affiliated party (the "Proposed Transferee"), pursuant to any sale or other disposition of such shares, including, without limitation, a stock sale, merger, recapitalization, consolidation, reorganization, restructuring or similar transaction or series of transactions that has been approved by at least seven of nine members of the Board at a meeting duly called and held for such purpose (an "Exit Transaction"), then the Proposing Stockholder(s) shall have the right (a "Drag-Along Right"), exercisable upon 30 days' prior written notice to the other Stockholders, to require the other Stockholders to sell all of their shares of the Company and, at the election of the Proposing Stockholder(s), options to purchase or any other award or right to receive or acquire shares of Common Stock (whether vested or unvested) issued pursuant to employment agreements, management agreements of otherwise ("Options"), to the Proposed Transferee on the same terms and conditions and at the same price as the Stockholders exercising the Drag-Along Right. In the case of Series A Preferred or the Options, the purchase price of each share of Series A Preferred and Option shall be equal to the purchase price attributable to the number of shares of Common Stock issuable upon conversion of such Series A Preferred or exercise of such Option less, in the case of the Option, the exercise price thereof.

          (b) Each Stockholder selling shares of the Company in an Exit Transaction (a "Drag-Along Seller"), agrees to cooperate in consummating the Exit Transaction, including, without limitation, by becoming a party to the sale agreement and all other appropriate related agreements, delivering at the consummation of the Exit Transaction, stock certificates and other instruments for such shares of Common Stock, Series A Preferred or Options duly endorsed for transfer, free and clear of all liens and encumbrances, and voting or consenting in favor of such Exit Transaction (to the extent a vote or consent is required) and taking any other necessary or appropriate action in furtherance thereof, including the execution and delivery of any other appropriate agreements, certificates, instruments and other documents. The Proposing Stockholders shall be responsible for all of the expenses of the Exit Transaction incurred by the Proposing Stockholder(s) and the Drag Along Sellers (including the reasonable fees and disbursements of one separate counsel for the Drag Along Sellers, as a group).

          13. Restriction on Competition. (a) So long as a Stockholder maintains a stock interest in the Company,and, for a period of 12 months thereafter, such Stockholder and its affiliates shall not, directly or indirectly,

               (i) as a stockholder, partner, investor, lender, or otherwise, participate or have any interest in the ownership, management, operation, or control of any person, firm, corporation or enterprise, other than the Company, which is a competitor of the Company in the business conducted by the Company anywhere in North America; provided, however, such Stockholder and its affiliates may own, as a group, up to one percent of the equity securities of a corporation if the class of such equity securities is registered under Section 13(b) or 12(g) of the Securities Exchange Act of 1934 or,

               (ii) hire an employee of the Company or a Founder, or solicit or induce, or authorize any other person to solicit or induce any employee of the Company or a Founder to leave such employment during the period of such employee's employment with the Company or a Founder or within six months after such employment terminates; provided, however, nothing herein shall prohibit a Founder from continuing or resuming the employment of any person who left the Founder's employment to become an employee of the Company or remained an employee of the Founder while an employee of the Company, as long as employment by the Founder is not prohibited by any contract between such person and the Company.

          (b) For the purposes of Section 13(a)(i), the Investors shall not be deemed to be affiliates of one another solely because they are Investors provided they are not acting in concert.

          14. Limits of Joint Venture. The applicable provisions of this Agreement shall be construed and deemed to be a joint venture for the sole purposes set forth therein. Nothing herein shall be construed to create a general partnership among the parties for any purpose.

          15. Confidential Information. (a) In connection with the business of the Company and the performance of this Agreement, it is anticipated that EVCI and Visio will disclose to the Company and one another, and that the Company will disclose to the Investors, various technical information, know-how, proprietary data, and other confidential information. In order to protect the rights of each Founder and the Company to its confidential information, it is agreed that, during the term of this Agreement and any period thereafter that a Stockholder is bound by the non-compete provisions of Section 13, none of the Stockholders nor their respective officers, directors, employees or agents shall disclose or use any confidential information of the other, acquired in connection with the business of the Company, other than for the purpose of furthering the business of the Company. If requested by either Founder or by the Company, the other Stockholders shall cause each of its officers, directors, employees and agents having access to such confidential information to enter into an appropriate secrecy and non-disclosure agreement, the form and content of which shall be reasonably satisfactory to counsel for the parties.
Confidential information does not include (i) information that is or becomes publicly available through no wrongful act of the recipient, (ii) information obtained from third parties without a breach of any other non-disclosure agreement, (iii) information that is independently developed by a recipient without reference to the confidential information or, (iv) information that a Stockholder is legally compelled to disclose, pursuant to any subpoena, court order or similar process issued by a court or governmental body.

          (b) A Stockholder shall give the Company prompt notice of any attempt to legally compel the Stockholder to disclose Confidential Information so that the Company can seek a protective order or waive the Stockholder's compliance with the provisions of Section 13(a).

          16. Termination. This Agreement shall terminate the earlier of (i) the date written consent thereto is given by (x) the Founders and (y) Investors owning 70 percent of outstanding Series A Preferred and Common Stock into which the Series A Preferred has been converted; or (ii) the closing of an IPO; or
(iii) the closing of an Exit Transaction; or (iv) the date the Founders and the Investors collectively cease to own a majority of the outstanding shares of Series A Preferred and Common Stock.

          17. Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder and, accordingly, agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the other party under this Agreement in accordance with the terms and conditions of this Agreement.

          18. Titles. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          19. Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given upon receipt if personally delivered, receipt acknowledged (which shall include Federal Express or similar service); when transmitted if transmitted by telecopy, receipt confirmed; and upon receipt if sent by certified or registered mail, return receipt requested. In each case notice shall be sent:

                  If to  EVCI:  Educational  Video  Conferencing,  Inc.
                                35 East Grassy Sprain Road
                                Suite 200
                                Yonkers, NY 10710
                                Attn: Dr. Arol I. Buntzman, Chairman
                                Facsimile: (914) 395-5111

               with a copy to:  Fischbein Badillo Wagner Harding
                                909 Third Avenue
                                New York, NY 10022
                                Attn: Joseph D. Alperin, Esq.
                                Facsimile: (212) 644-3601

                  If to Visio:  Visiocom Worldwide, S.A.
                                13/15 Avenue Charles Madoux
                                Brussels, Belgium 1160
                                Attn: Patrick Lang, President
                                Facsimile: 011-322-629-8971

                with a copy to: Hutchins, Wheeler & Dittmar
                                101 Federal Street
                                Boston, MA  02110
                                Attn: James Westra, Esq.
                                Facsimile: (617) 951-1295

           If to the Investors: L&L Capital Partners LLC
                                274 Riverside Avenue
                                Westport, CT  06880
                                Attn: E. Bulkeley Griswold
                                Facsimile: (203) 222-3033

                with a copy to: Levett Rockwood P.C.
                                33 Riverside Avenue
                                Westport, CT  06880
                                Attn: Cheryl L. Johnson, Esq.
                                Facsimile: (203) 226-8025

          20. Jointly Drafted Agreement. The parties acknowledge that each of them, and their attorneys, have had the opportunity to draft and comment upon this Agreement, and have in fact done so, and that this Agreement is the joint product of negotiations between them. The parties agree that in construing this Agreement each term shall be given its ordinary meaning. Each party waives application of the doctrine of construction against the drafter and acknowledges that the parties shall jointly be considered to be the drafters of this Agreement.

          21. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective permitted transferees of their shares of the

Company. If any Stockholder or any such transferee shall acquire any shares of the Company, in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement and, by taking and holding such shares, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

          22. Governing Law. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law.

          23. Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each other term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect their original intent as closely as possible to the end that transactions contemplated hereby are fulfilled to the extent possible.

          24. No Third Party Beneficiaries. The provisions of this Agreement shall be only for the benefit of the parties to this Agreement and no other person or entity shall have any third party beneficiary or other right hereunder.

          25. Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits hereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby, except that all of the Investors shall be bound if Investors owning 70 percent of the Common Stock owned by all of the Investors, assuming for such purpose that the Series A Preferred has been converted into Common Stock in accordance with its terms. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall any waiver constitute a continuing waiver unless otherwise expressly provided therein.

          26. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          27. Dispute Resolution. Any and all disputes, claims or controversies arising out of or relating to this Agreement that are not resolved within 10 business days may be submitted to final and binding arbitration in New York City before J-A-M-S, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq. A party may commence the arbitration process called for in this Agreement by filing a written demand for arbitration with J-A-M-S, with a copy to all persons and entities entitled to notices hereunder. The arbitration will be conducted in accordance with the provisions of J-A-M-S' Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties to the arbitration will cooperate with J-A-M-S and with one another in selecting an arbitrator from J-A-M-S' panel of neutrals, and in scheduling the arbitration proceedings so that a final determination can be made within 30 days after submission to arbitration. The parties to the arbitration covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs. However, once an award is entered, the losing party shall be responsible for paying all of the winner's costs and expenses of the arbitration, including attorneys' fees. The provisions of this Section 27 may be enforced by any Court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered.

          28. Survival. The provisions of 13, 15, 17, 18, 19, 20, 21, 22, 23, 27 and 28 shall survive the termination of this Agreement.

          29. Expenses. The Company shall pay or reimburse all reasonable fees and disbursements of legal counsel to EVCI, Visio and the Investors upon receipt of appropriate invoices and all of the proceeds of the sale of the Securities under this Agreement (the "Closing").

          30. Consulting Fees. Promptly after the Closing, the Company shall pay Alfus Financial Services LLC $30,000 and L&L Capital Partners, LLC $112,050 for services rendered in connection with the transactions contemplated by this Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date and year first above written.

EDUCATIONAL VIDEO CONFERENCING, INC.            VISIOCOM WORLDWIDE, S.A.


By:/s/ Arol I. Buntzman                         By:/s/ Patrick Lang
   ---------------------------------------         -----------------------------
      Arol I. Buntzman, Chairman                      Patrick Lang, President


VISIOCOM USA INCORPORATED


By:/s/ Arol I. Buntzman                         By:/s/ E. Bulkeley Griswold
   ---------------------------------------         -----------------------------
      Arol I. Buntzman, Chairman                       E. Bulkeley Griswold



                                                 NAKOMA INVESTMENTS, LLC



/s/ Kenneth Fadner                               By: /s/ Irwin F. Smith
--------------------------------------------        ----------------------------
              Kenneth Fadner                            Irwin F. Smith
                                                        Authorized Signatory

L&L CAPITAL PARTNERS, LLC                        SOUTH SHORE CAPITAL FUND LTD.


By: /s/   E. Bulkeley Griswold                  By: /s/ David K. Sing
    ---------------------------------------         ----------------------------
      E. Bulkeley Griswold                             David S. King
      Authorized Signatory                             Authorized Signatory
                                                       Navigator Management Ltd.
                                                       Director
                                       14

            The  undersigned  hereby  agree  to be bound  by the  provisions  of
Section 12 of the foregoing Subscription and Stockholder's Agreement and to also be bound by, and to be deemed a Stockholder for all purposes under such Agreement with respect to of any shares of Common Stock acquired by him upon exercise of stock options or otherwise.

                                                /s/ Timothy Gilbert
                                                --------------------------------
                                                    Timothy Gilbert


                                                /s/ Patrick Dessein
                                                --------------------------------
                                                    Patrick Dessein

                                                                       Exhibit A


                   INVESTORS IN VISIOCOM USA INCORPORATED
                   --------------------------------------



                                                                     No. of Shares of Series A
                                                                            Preferred                Total
       Name                                 Address                         Purchased            Purchase Price
       ----                                 -------                  -------------------------   --------------

E. Bulkeley Griswold                L&L Capital Partners, LLC              3,000                     $75,000
                                    274 Riverside Avenue
                                    Westport, CT  06880

L&L Capital Partners, LLC           c/o Stephen T. Rossetter               1,000                      25,000
                                    274 Riverside Avenue
                                    Westport, CT  06880

Nakoma Investments, LLC             c/o Irwin F. Smith                    12,000                     300,000
                                    7716 East Black Mountain Road
                                    Scottsdale, AZ  85262

Southshore Capital Fund LTD         c/o Daniel Pickett                     6,000                     150,000
                                    Southridge Capital
                                    90 Grove Street
                                    Ridgefield, CT  06877

Kenneth Fadner                      145 Pipers Hill Road                  18,000                     450,000
                                                                          ------                  ----------
                                    Wilton, CT  06897

                                                                          40,000                  $1,000,000
                                                                          ======                  ==========

                                                                       Exhibit B

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                            SERIES A PREFERRED STOCK

                   (Pursuant to Section 151(g) of the General

                    Corporation Law of the State of Delaware)



          VISIOCOM USA INCORPORATED, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board") by Article FOURTH of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") and Section 151(g) of the General Corporation Law of the State of Delaware (the "DGCL"), the Board has duly adopted the following resolutions, which are not in conflict with any provisions of the Certificate of Incorporation or the Corporation's Bylaws.

          RESOLVED, that the Board hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges, and restrictions relating to, a series of Preferred Stock, as follows:

          1. Designation; Amount; Stated Value.
             ---------------------------------

          From the Corporation's 100,000 authorized shares of Preferred Stock, $.0001 par value, 60,000 shares are hereby designated Series A Preferred Stock ("Series A Preferred") with the rights, preferences, privileges and restrictions specified herein. Each share of Series A Preferred shall have a stated value of $25.00 (the "Stated Value") and all shares of Series A Preferred shall have an aggregate Stated Value of $1,500,000.

          2. Dividends.
             ---------

               (a) The holders of record of the Series A Preferred shall be entitled to receive dividends upon the occurrence of the first to occur of (i) a liquidation pursuant to Section 3, (ii) an automatic conversion pursuant to
Section 5 and (iii) a redemption pursuant to Section 8, out of any surplus legally available therefor, at a rate per annum equal to nine percent (9%) of the Stated Value. Dividends shall accrue from the initial date of issuance of the Series A Preferred (the "Original Issue Date") and shall be cumulative and compounded annually.

               (b) Shares of Series A Preferred that are automatically converted pursuant to Section 5 or redeemed pursuant to Section 8 shall not accrue dividends following the date the conversion or redemption is deemed effected. In the case of conversion, all accrued and unpaid dividends shall be paid, either in cash or by issuance to the record holder thereof a number of shares of the Corporation's Common Stock, $.0001 par value (the "Common Stock"), which, when multiplied by the Conversion Price, equals the aggregate amount of the dividend to be paid. The Board shall determine, in its sole discretion, whether dividends are to be paid in cash or by the issuance of shares of Common Stock. In the case of redemption, all accrued and unpaid dividends shall be paid in cash.

               (c) No dividends or other distributions shall be paid, or set apart for payment, on any shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends to the Series A Preferred, unless and until all accrued and unpaid dividends on the Series A Preferred shall have been paid or set apart for payment.

          3. Liquidation Preference. Subject to Section 5, in the event of a liquidation or dissolution and winding up of the Corporation, whether voluntary or involuntary, the holders of record of the Series A Preferred shall be entitled to receive ratably in full, out of lawfully available assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount in cash per outstanding share of Series A Preferred equal to the sum of the Stated Value and all dividends (whether or not declared) accrued and unpaid thereon, as of the date of final distribution hereunder to such holders, before any payment shall be made or any assets distributed to the holders of the Common Stock or other capital stock of the Corporation ranking junior as to liquidation to the Series A Preferred. If, upon any liquidation, dissolution and winding up, the amount available for such payment to the holders of Series A Preferred shall not be sufficient to pay in full the amounts payable on the Series A Preferred, the holders of the Series A Preferred, and any other class or series of the Corporation's capital stock which may hereafter be created having parity as to liquidation rights with the Series A Preferred, shall share in the distribution of the amount available in proportion to the respective preferential amounts to which each is entitled.

          4. Voting Rights. Each share of a Series A Preferred shall entitle the holder thereof to such number of votes per share on matters requiring the vote or consent of the holders of Common Stock as shall equal the number (with fractions being rounded to the nearest whole number) of shares of Common Stock into which each share of Series A Preferred is convertible at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. The holders of shares of Series A Preferred and the holders of Common Stock shall at all times vote as one class, together with the holders of any other class of stock of the Corporation accorded such general class voting right. In addition, the approval of any action either (i) altering the rights, preferences or privileges of the Series A Preferred or (ii) creating any new class or series of shares having rights, preference or privileges senior to or on parity with the Series A Preferred, shall require the consent of a majority in interest of the outstanding shares of Series A Preferred.

          5. Automatic Conversion.
             --------------------

          (a) All outstanding shares of Series A Preferred shall be automatically converted into fully paid and non-assessable shares of Common Stock, in the event of (i) an initial public offering of equity securities of the Corporation, (ii) a liquidation or dissolution and winding up of the Corporation, or (iii) the sale of the Corporation pursuant to a stock sale, merger, consolidation, recapitalization, reorganization, restructuring, sale of all or substantially all of the assets of the Corporation or similar transaction or series of transactions (each of (i), (ii) and (iii) being a "Liquidity
Transaction"), and provided the Corporation's value in such Liquidity Transaction is not less than $7,050,000. Such conversion shall be at the rate of one share of Common Stock for each $5.00, subject to adjustment as provided in
Section 6 (the "Conversion Price") of an amount equal to the sum of (x) the Stated Value of the Series A Preferred duly surrendered for conversion and (y) any accrued and unpaid dividends thereon that the Corporation has elected to pay in Common Stock. Written notice of such automatic conversion shall be given by the Corporation to the holders of Series A

Preferred at least 10 days prior to the closing of the Liquidity Transaction (the "Liquidity Transaction Closing"), unless the Corporation reasonably believes a holder of Series A Preferred has actual knowledge of such automatic conversion.

               (b) In order to receive certificates for shares of Common Stock into which Series A Preferred shall have been automatically converted, a holder of record of Series A Preferred shall surrender the certificate(s) representing such shares, endorsed in blank or accompanied by stock powers endorsed in blank, in either case with signature guaranteed, at the principal office of the Corporation or the Corporation's transfer agent for its Common Stock, or at such other office as the Corporation may designate, and shall give written notice to the Corporation, that sets forth the name or names in which the certificate or certificates for shares of Common Stock are to be issued; provided, however, that nothing in this Certificate of Designations shall be deemed to permit any holder of Series A Preferred to designate another person to be the holder of Common Stock issuable upon conversion of the Series A Preferred if the issuance to such other person would violate Federal or state securities laws or any agreement a holder of Series A Preferred has with the Corporation regarding restrictions on transferability of any securities of the Corporation held by such holder. Within 10 business days after surrender of the certificate(s) representing the Series A Preferred and payment by the holder of any applicable transfer or similar taxes, the Corporation shall issue and deliver (i) a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, in the name or names and to the address or addresses specified in the Conversion Notice, subject to any such restrictions on transferability, and (ii) a check in payment for any fractional shares pursuant to Section 10 and any accrued and unpaid dividends, if any, that the Corporation has elected to pay in cash pursuant to Section 2(b).

               (c) The conversion of the Series A Preferred shall be deemed to have been effected simultaneously with the consummation of the Liquidity Transaction Closing. Whereupon, each holder shall cease to be a stockholder with respect to the Series A Preferred and all rights whatsoever with respect to such shares shall terminate (except the rights of the holder to receive shares of Common Stock and cash in respect of fractional shares pursuant to Section 10 and to receive accrued and unpaid dividends pursuant to Section 2(b)), and the person or persons in whose name any certificate(s) for Common Stock are issuable upon such conversion shall be deemed to have become the holder of record of the shares represented thereby.

          6. Adjustment of Conversion Price.
             ------------------------------

               (a) In the event the Corporation (i) declares any dividend on the Common Stock in shares of its capital stock, (ii) subdivides the outstanding shares of the Common Stock into a larger number of shares, (iii) combines the outstanding shares of the Common Stock into a smaller number of shares, or (iv) issues by reclassification of the Common Stock any shares of its capital stock, then the Conversion Price in effect on the record date for such dividend or on the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the record holder of any shares of Series A Preferred converted after such date shall be entitled to receive the kind and amount of shares which such holder would have owned or have been entitled to receive had such shares of Series A Preferred been converted immediately prior to such date. Such adjustment shall be made successively whenever any event listed above shall occur. If, as a result of an adjustment made hereunder, the holder of any shares of Series A Preferred shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the Board shall determine the allocation of the adjusted Conversion Price between shares of such classes of capital stock or shares of Common Stock and other capital stock.

               (b) After each adjustment of the Conversion Price pursuant to this Section 6, the Corporation will promptly prepare a certificate signed by the Chief Financial Officer of the Corporation setting forth the Conversion Price as so adjusted, and a brief statement of the facts accounting for such adjustment. The Company will promptly cause a brief summary thereof to be sent by ordinary first class mail to each record holder of Series A Preferred at such holder's last address as it shall appear on the registry books of the Corporation or its transfer agent, unless the Corporation reasonably believes a holder of Series A Preferred has actual notice of the adjusted Conversion Price and the facts accounting for such adjustment. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except to the extent a holder of Series A Preferred shall have suffered actual damages as a result thereof. The affidavit of the Secretary or an Assistant Secretary of the Corporation that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

               (c) As used in this Section 6, the term "Common Stock" shall mean and include the Corporation's Common Stock authorized on the Original Issue Date and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Corporation; provided, however, that the shares issuable upon conversion of the Series A Preferred shall include only shares of such class designated in the Corporation's Certificate of Incorporation as Common Stock on the Original Issue Date or, in the case of any reclassification of the character referred to in Section 6(a), such shares of Common Stock as so reclassified or changed.

               (d) Any determination as to whether an adjustment in the Conversion Price in effect is required pursuant to this Section 6, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Series A Preferred and the Corporation if made in good faith by the Board.

          7. Reservation of Shares; Payment of Taxes.
             ---------------------------------------

               (a) The Corporation covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon conversion of the Series A Preferred, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Series A Preferred. The Corporation covenants that all shares of Common Stock which shall be issuable upon conversion of the Series A Preferred shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Corporation shall promptly pay or discharge, subject to Section 7(b)).

               (b) The Corporation shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of the Series A Preferred, or the issuance or delivery of any shares of Common Stock upon conversion of the Series A Preferred; provided, however, that, if the shares of Common Stock are to be delivered in a name other than the name of the holder of record of the certificate representing any Series A Preferred being converted, then no such delivery shall be made unless the person requesting the same has paid to the Corporation the amount of transfer taxes or charges incident thereto, if any.

          8. Optional Redemption; Right of First Refusal.
             -------------------------------------------

               (a) Subject to Section 8(c), and in the event that a conversion has not occurred pursuant to Section 5, the Series A Preferred shall be redeemable at the sole option of the holder of Series A Preferred (the "Redeeming Holder"), exercisable during the period of 90 days immediately following the fourth anniversary of the Original Issue Date at a price per share equal to the sum of the Stated Value and all dividends (whether or not declared) accrued and unpaid thereon through the date the Redemption Notice is given pursuant to Section 8(b) (the "Redemption Price").

               (b) The holder of shares of Series A Preferred may exercise such redemption right by giving notice to the Corporation (the "Redemption Notice"), within such 90 day period, of such holder's intent to surrender to the Corporation for redemption all or a specified portion of the Series A Preferred (the "Redemption Shares"), at the principal office of the Corporation or the Corporation's transfer agent, accompanied by the certificate(s) representing the Redemption Shares being so surrendered for redemption endorsed in blank or accompanied by stock powers endorsed in blank, in either case with signature guaranteed.

               (c) Within five days after receipt of the Redemption Notice and such certificate(s), the Corporation shall transmit a copy of the Redemption Notice to the Corporation's remaining stockholders (the "Remaining Stockholders"). Each Remaining Stockholder shall have the right to purchase all or any portion of its pro rata portion of the Redemption Shares (determined according to ownership of the Corporation's shares, assuming conversion of Series A Preferred into Common Stock), at a price per share equal to the higher of the Per Share Market Price and the Redemption Price, by giving written notice of exercise to the Redeeming Holder and the Corporation by the 45th day following the date the Corporation transmits a copy of the Redemption Notice to each Remaining Stockholder. "Per Share Market Price" means the price determined by an independent appraiser selected by the Board. Nothing contained herein shall prohibit the Remaining Stockholders from agreeing among themselves or with the Redeeming Holder as to the number of Redemption Shares to be purchased by each of them.

               (d)  The  Redemption  Shares  to be  purchased,  if  any,  by the
Remaining Stockholders shall be sold at a closing that takes place at the offices of the attorneys for the Corporation within 10 business days after the 45th day referred to in Section 8(c). The purchaser shall not receive valid title to any of such shares until all of them are purchased. The purchase price (either the Redemption Price or the Per Share Market Price) for the Redemption Shares shall be paid against receipt of the certificate(s) representing the Redemption Shares being purchased endorsed in blank or accompanied by stock powers endorsed in blank, in either case with signature guaranteed, together with such other documents as counsel for the Company shall deem necessary to permit the transfer of such shares.

               (e) In the event the Remaining Stockholders have not duly exercised their rights to purchase a portion of the Offered Shares, the Corporation shall redeem such portion of shares (the "Redemption Shares") at the Redemption Price. Payment of the Redemption Price shall be made, out of surplus legally available therefor, in three equal installments, of which the first shall be due the first day of the month next following the expiration of the 45 day period referred in Section 8(c) and the other two installments shall be due on the first and second anniversary dates thereof. The obligation to pay the Redemption Price shall be evidenced by a promissory note of the Corporation and shall be secured by the Redemption Shares. The Corporation shall, simultaneously with such first installation payment, issue and deliver to the Redeeming Holder a Certificate for the shares of Series A Preferred, if any, owned by such Redeeming Holder and not included in the Redemption Shares.

          9. Status of Reacquired Shares. The shares of Series A Preferred which have been issued and reacquired in any manner by the Corporation shall have the status of authorized and unissued shares of Preferred Stock and may be reclassified and reissued as a part of a new series of Preferred Stock to be created by resolution or resolutions of the Board.

          10. No Fractional Shares. The Corporation shall not be required to issue fractional shares of Common Stock upon any conversion of Series A Preferred but shall pay, in lieu thereof, an amount in cash equal to the same fraction of a share of Common Stock outstanding after a conversion multiplied by the Conversion Price.

          11. Determination  of   the  Board.   Whenever   this  Certificate  of
Designations requires determination to be made by the Board, such determination shall be conclusive and shall be set forth in a Board resolution.

          12. Notices. Any notice required by these provisions to be given to the holders of Series A Preferred shall be deemed given on the third business day after mailing, first class mail, postage prepaid, or on the day of delivery if sent by overnight courier, receipt confirmed, in each instance in an envelope address to each holder of record of Series A Preferred at such holder's address appearing on the books of the Corporation.

          RESOLVED, FURTHER, that the Chairman of the Board, the Vice Chairman of the Board and the Secretary of the Corporation are each hereby authorized and directed to prepare and file a Certificate of Designations in accordance with this resolution and as required by law.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations on behalf of Visiocom USA Incorporated and does affirm the foregoing as true under the penalties of perjury this 29th day of November, 1999.

                                                 VISIOCOM USA INCORPORATED


                                                 By:____________________________
                                                    Dr. Arol I. Buntzman
                                                    Chairman of the Board

                                                                     Exhibit B-1

                                    FORM OF

                     COLLATERAL INSTALLMENT PROMISSORY NOTE
                     --------------------------------------

$____________________                                                     , 20__


          FOR VALUE RECEIVED, Visiocom USA Incorporated, a Delaware corporation, ("Maker"), hereby promises to pay to the order of [insert name of Redeeming Holder] ("Payee") at [insert address to which payment is to be sent] the principal sum of $ in lawful money of the United State of America. The first installment shall be due on [ ] and the remaining two installments shall be due the first and second anniversary date respectively of the due date of the first installment. Each such installment shall be deemed to include interest at a rate necessary to avoid the imputation of interest under applicable provisions of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder. When ever any installment falls due on a Saturday, Sunday or business holiday in New York City, such installment shall be paid on the immediately succeeding business day with interest calculated to that date.

          This Note may be prepaid at the option of Maker in whole, but not in part, without premium or penalty.

          In the event that Maker shall fail to pay any installment of this Note when due, and such failure shall continue for 10 days after written notice thereof shall have been given to Maker by the holder of this Note, the holder of this Note, by further written notice to Maker, may at any time declare the entire unpaid principal balance of this Note to be immediately due and payable without demand, protest or notice, all of which are hereby waived. Past due installment payments shall bear interest at nine percent (9%) per annum, compounded annually, computed from the date of this Note.

          As collateral for this Note, Maker has pledged, assigned and transferred, and by this instrument and delivery of the stock Certificate No(s). [ ] for [ ] shares of Makers [ ] (the "Shares") does hereby pledge, assign and transfer, the Shares to Payee and to every subsequent holder of the Note (the Shares and certificates and any property, including cash, hereafter distributed as dividends paid or other distributions made upon or in respect of the Shares or in exchange for any or all the Shares or property, being hereinafter collectively called the "Pledged Shares"). Payee acknowledges receipt of Certificate No(s). [ ] representing all of the Pledged Shares accompanied by duly executed stock power(s).

          The holder of this Note shall not be entitled to exercise any voting and/or consensual powers pertaining to Pledged Shares or any part thereof until Maker shall default in any payment of this Note as and when the same shall become due and payable, whereupon the holder of the Note shall immediately, and without notice to Maker, be entitled to exercise such powers.

          Upon default in the payment by Maker of this Note, subject to applicable securities laws, the holder of the Note shall have the rights and remedies provided in the Uniform Commercial Code then in force in the State of New York.

          Maker agrees to pay all costs and expenses, including reasonable attorney's fees, incurred in connection with the collection of any of the indebtedness evidenced hereby.

          This Note and all the rights hereunder shall be governed in all respects by the law of the State of New York.

                                                  VISIOCOM USA INCORPORATED



                                                  By:___________________________
                                                       Authorized Signatory


















                                     B-1-2

                                                                       Exhibit C


                CONNECTICUT BLUE SKY DISQUALIFICATION PROVISIONS
                ------------------------------------------------

(D) (1) The exemption hereunder shall not be available to an issuer if the issuer, any of the issuer's predecessors, any affiliated issuer, any of the issuer's directors, officers, general partners, beneficial owners of ten percent (10%) or more of any class of the issuer's equity securities, any of the issuer's promoters presently connected with the issuer in any capacity, any underwriter of the securities to be offered, or any partner, director, or officer of such underwriter:
(a) Within the last five years, has filed a registration statement which is the subject of a currently effective registration stop order entered by any state securities administrator or the Securities and Exchange Commission;
(b) Within the last five years, has been convicted of any criminal offense in connection with the offer, purchase or sale of any security, or involving fraud or deceit;
(c) Is currently subject to any state or federal administrative enforcement order or judgment, entered within the last five years, finding fraud or deceit in connection with the purchase or sale of any security; or
(d) Is currently subject to any order, judgment or decree of any court of competent jurisdiction, entered with the last five years, temporarily, preliminarily or permanently restraining or enjoining such party from engaging in or continuing to engage in any conduct or practice involving fraud or deceit in connection with the purchase or sale of any security.

                                                                     Exhibit D-1

                         CERTIFICATE OF INCOROPORATION

                                       OF

                            VISIOCOM USA INCORPORATED
   (Under Section 102 of the General Corporation Law of the State of Delaware)


          FIRST: The name of the corporation is VISIOCOM USA INCORPORATED (the "Corporation").

          SECOND: The registered office of Corporation is located at 9 East Loockerman Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at the address is National Registered Agents, Inc..

          THIRD:  The purpose of the  Corporation is to engage in any lawful act
or  activity  for  which   corporations  may  be  organized  under  the  General
Corporation Law of the State of Delaware.

          FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,100,000 shares, consisting of 1,000,000 shares of common stock, par value $0.0001; and 100,000 shares of preferred stock, par value $0.0001.

          The Board of Directors of the Corporation is expressly authorized to fix by resolution or resolutions the designations and the powers (including voting powers), preferences, and rights, and the qualifications, limitations, or restrictions permitted by Section 151 of the General Corporation Law of the State of Delaware in respect of any class or classes of stock or any series of any class of stock of the Corporation which may be desired but which shall not be fixed by this Certificate of Incorporation. Such grant of authority includes the power to specify the number of shares in any series.

          FIFTH: The name and mailing address of the sole incorporator is Michael Sufott, Fischbein Badillo Wagner Harding, 909 Third Avenue, New York, NY 10022.

          SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal all or any of the provisions of the bylaws of the Corporation.

          SEVENTH: A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

          EIGHTH: (a) The Corporation shall, to the extent and in the manner permitted by the General Corporation Law of the State of Delaware, as the same now exists or may hereafter be amended, indemnify any person against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the Corporation. For purposes of such indemnification, a "director" or "officer" of the Corporation shall mean any person (i) who is or was a director or officer of the Corporation, (ii) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise or
(iii) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor Corporation.

          The Corporation shall not be required to indemnify a director or officer in connection with any action, suit, or proceeding (or part thereof) initiated by such director or officer unless the initiation of such action, suit, or proceeding (or part thereof) by the director or officer and such indemnification was authorized by the Board of Directors of the Corporation.

          The Corporation shall pay the expenses (including attorney's fees) incurred by a director or officer of the Corporation entitled to indemnification hereunder in defending any action, suit or proceeding referred to in this Article Eighth in advance of its final disposition; provided, however, that payment of expenses incurred by a director or officer of the Corporation in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced in the event that it should ultimately be determined that the director or officer is not entitled to be indemnified under this Article Eighth or otherwise.

          The rights conferred on any person by this section (a) of Article Eighth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Corporation's bylaws or any agreement, vote of the stockholders or disinterested directors or other action provided that the same conforms to the provisions of this Certificate of Incorporation, as the same may be amended from time to time, and the laws of the State of Delaware.

          Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

          (b) The Corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of the State of Delaware, as the same now exists or may hereafter be amended, to indemnify any person, in addition to directors and officers, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or

                                     D-1-2
proceeding, in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was an employee or agent of the Corporation. For purposes of this section (b) of Article Eighth, an "employee" or "agent" of the Corporation (other than a director or officer) shall mean any person (i) who is or was an employee or agent of the Corporation or (ii) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise including a predecessor corporation of the Corporation or another enterprise at the request of such predecessor corporation.

          (c) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

          NINTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors, and officers are subject to this reserved power.

          TENTH: The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

          I, THE UNDERSIGNED, to form a corporation for the purposes hereinabove stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify that the facts stated herein are true and hereunto set my hand this 30th day of September, 1999.


                                                   /s/  Michael Sufott
                                                   -----------------------------
                                                   Michael Sufott, Incorporator





                                     D-1-3

                                                                     Exhibit D-2


                                    BYLAWS*

                                       OF

                            VISIOCOM USA INCORPORATED

                                    ARTICLE I
                                    ---------

                                  Stockholders
                                  ------------

          Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors on such date and at such place as shall be fixed from time to time by the Board of Directors. Any other proper business may be transacted at the annual meeting.

          Section 1.2. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors. Special meetings may not be called by any other person or persons.

          Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these bylaws, the written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

          An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

          Section 1.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. Any business which might have been transacted at the original meeting may be transacted at the adjourned meeting. If the adjournment is for more than thirty days or, if after the adjournment a new record date is fixed for the adjourned meeting, notice, pursuant to Section 1.3 of these bylaws, of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 1.5. Quorum. Except as otherwise provided by law, the certificate of incorporation or these bylaws, at each meeting of stockholders the presence in person or by



 ---------------------
         *As of November 29, 1999.

proxy of the holders of shares of stock having 70 percent of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.4 of these bylaws until a quorum shall attend.

          Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, or, in his or her absence, by the Vice Chairman of the Board, if any, or in his or her absence by the Chief Executive Officer, or in his or her absence, by the Chief Operating Officer, or in the absence of the foregoing persons by a chairman designated by the Board of Directors or, in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

          Section 1.7. Voting; Proxies. Except as otherwise provided by the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question.

          Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient by law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the corporation.

          Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting.

          All elections including the election of directors and questions shall, unless otherwise provided by law, be decided by the vote of the holders of shares of stock having 70 percent of the votes which could be cast by the holders of all shares of stock outstanding and entitled to vote thereon.

     Section 1.8. Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing


                                     D-2-2
without a meeting, shall not be more than 10 days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than 60 days prior to such other action.

          If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 1.9 List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

          Upon the willful neglect or refusal of the Board of Directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting.

          The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

          Section 1.10. Action By Consent of Stockholders. Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the


                                     D-2-3
action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered by hand or by certified or registered mail, return receipt requested) to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

          Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          Section 1.11. Conduct of Meetings. The Board of Directors of the corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (5) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.


                                   ARTICLE II
                                   ----------

                               Board of Directors
                               ------------------

          Section 2.1. Number; Qualifications. The Board of Directors shall consist of nine members.

          Section 2.2. Election; Resignation; Removal; Vacancies. At each annual meeting of stockholders, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his or her successor is elected and qualified. Any director may resign at any time upon written notice to the corporation.

          Any vacancy occurring in the Board of Directors for any cause may be filled by the vote of seven members of the Board of Directors, or by the vote of the stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.

          Section 2.3. Regular Meetings. Regular meetings of the Board of Directors shall be held at least quarterly at such places within or without the State of Delaware and at such times as the


                                     D-2-4

Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

          Section  2.4.  Special  Meetings.  Special  meetings  of the  Board of
Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, Vice Chairman of the Board, if any, or any three members of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least forty-eight hours before the special meeting.

          Section 2.5. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and be heard by each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

          Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors five members of the whole Board of Directors shall constitute a quorum for the transaction of business. The vote of five directors present at a meeting at which a quorum is present shall be the act of the Board of Directors except that the following actions shall require the affirmative vote of seven directors at a meeting at which at least seven directors are present:

               (a) The merger, reorganization, consolidation, sale or other disposition of substantially all the assets, recapitalization, reorganization of the corporation, or similar transaction or series of transactions.

               (b) The amendment of the certificate of incorporation or bylaws of the corporation.

               (c) The election of officers of the corporation and the assignment of authority and duties to any officer who is required to act solely in accordance with the authority and duties to any officer who is required to act solely in accordance with the authority and duties, if any, assigned to such officer from time to time by the Board of Directors.

               (d) The approval, or modification by more than $25,000, of an annual budget ("Budget").

               (e) The incurrence or assumption by the corporation of any liability for money borrowed or the guarantee by the corporation of any obligation, of any person, firm or corporation, in each case in excess of the greater of $25,000 or an amount in the current Budget.

               (f) The establishment and maintenance of bank accounts and the designation of authorized signatories on such accounts in the event the Finance Committee of the Board is unwilling or unable to act with respect thereto.

               (g) Any loan made by the corporation.

               (h) The issuance or repurchase of any shares of any class of the corporation.


                                     D-2-5

               (i)  The  establishment,   modification  or  termination  or  any
employee stock grant or option agreement or plan or any other benefit, pension, profit sharing, fringe benefit or similar plan.

               (j) The declaration of any dividend in any form.

               (k) The approval of any employment arrangement with any employee providing for compensation, including fringe benefits, in excess of $50,000 per annum; provided, however, such approval shall not be required if the compensation level and the position the employee is being hired to fill has been included in a Budget approved pursuant to Section 2.6(d).

               (l) The institution, or consenting to the institution, of any bankruptcy, insolvency, reorganization, readjustment of debt or similar proceeding relating to the corporation under the law of any jurisdiction; an assignment for the benefit of creditors; or application for or consenting to the appointment for of any receiver, trustee or similar officer for any or all of the property of the corporation.

               (m) Any material change in the principal business of the corporation or the establishment of a new line of business or class of product or service.

               (n) The entering into of any transaction with a stockholder of the corporation or any of a stockholder's affiliates.

               (o) The designation or change of any committee of the Board of Directors.

               (p) The engagement or discharge of legal counsel or independent auditors.

               (q) The dissolution and liquidation of the corporation.

               (r) As required by Section 12(a) of the Stock Subscription and Stockholders' Agreement dated November , 1999, as amended.

               (s) Any Board determination or selection (including the selection of an independent appraiser) required pursuant to the terms of the corporation's Series A Preferred Stock.

               (t) The discharge of any officer of the corporation whose employment was approved pursuant to Section 2.6(k).

          Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or, in his or her absence by the Vice Chairman of the Board, if any, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting but, in his absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

          Section 2.8. Informal Action by Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of

                                     D-2-6
the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

                                   ARTICLE III
                                   -----------

                                   Committees
                                   ----------

          Section 3.1. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

          Any such committee, to the extent permitted by law and to the extent provided by resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

          Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws.


                                   ARTICLE IV
                                   ----------

                                    Officers
                                    --------

          Section 4.1. Executive Officers; Election; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a Chairman of the Board from among its members, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer and a Secretary, and it may, if it so determines, choose a Vice Chairman of the Board from among its members. In addition to presiding at meetings of the stockholders or the Board of Directors in the absence of the Chairman of the Board, the authority and duties of Vice Chairman of the Board shall be limited to the specific authority and duties, if any, assigned to him or her by the Board of Directors from time to time pursuant to Section 2.6 (c) of these bylaws. The Board of Directors may also choose a President, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Any number of offices may be held by the same person.

          Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal.


                                     D-2-7

          Any officer may resign at any time upon written notice to the corporation.

          The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation.

          Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting of the Board of Directors.

          Section 4.2. Powers and Duties of Executive Officers. The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed in a resolution by the Board of Directors or any employment agreements approved by resolution of the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.


                                    ARTICLE V
                                    ---------

                                      Stock
                                      -----

          Section 5.1. Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board or Vice Chairman of the Board, if any, or the Chief Executive Officer, or the Chief Operating Officer, or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation certifying the number of shares owned by such stockholder in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

          Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                     D-2-7

                                   ARTICLE VI
                                   ----------

                                  Miscellaneous
                                  -------------

          Section 6.1. Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.


                                     D-2-8

          Section 6.2. Seal. The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

          Section 6.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

          Section 6.4. Interested Directors; Quorum. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

          Section 6.5. Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

          Section 6.6. Amendment of Bylaws. These bylaws may be altered or repealed, and new bylaws made, by the Board of Directors, but, the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.


                                     D-2-9